Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cimetrix Incorporated:

We consent to the incorporation by reference in Registration Statement No. 333-118624 on Form S-8 of our report dated March 24, 2006, relating to the consolidated financial statements of Cimetrix Inc, and subsidiaries appearing in this Annual Report on Form 10-K of Cimetrix, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ TANNER LC

Salt Lake City, Utah
March 24, 2006